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EXHIBIT 99.1

News Release NYSE:NOR

NorthWestern Corporation Outlines Turnaround Plan

Company Will Focus on Core Utility Business,
Improving Liquidity and Paying Down Debt

Common Stock Dividend Suspended

Company Projects Charges of Approximately $700 Million in 2002

SIOUX FALLS, S.D.—Feb. 19, 2003—NorthWestern Corporation (NYSE:NOR) today outlined elements of a turnaround plan designed to strengthen the Company's balance sheet and position it for improved financial performance. In addition, the Company's Board of Directors suspended its common stock dividend and will utilize the cash to pay down debt. The Company also expects to report approximately $700 million in primarily noncash charges in its full-year 2002 results.

Gary G. Drook, who was elected NorthWestern's Chief Executive Officer on Jan. 7, 2003, said the turnaround plan is designed to:

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  Return the Company's focus to its core electric and natural gas utility business, which continues to perform well

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  Review strategic options for its nonregulated businesses and minimize their reliance on the Company's resources

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  Strengthen the Company's management through the hiring of John C. van Roden, Jr. as Senior Vice President and the retention of turnaround advisors

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  Improve liquidity, financial controls and reduce corporate overhead

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  Target debt reduction of at least $200 million in the next 12 months by suspending common stock dividends and selling noncore assets

Background and Elements of Plan

        As part of a diversification strategy aimed at accelerating revenue growth, NorthWestern compiled approximately $1 billion in debt over the past several years to finance acquisitions of several nonregulated businesses. Three of those acquired businesses, CornerStone Propane (a retail propane business), Expanets (a provider of networked communications solutions) and Blue Dot (a heating, ventilation and air conditioning business) have failed to meet performance expectations, which has adversely impacted the Company's overall financial performance.

NorthWestern Corporation Outlines Turnaround Plan
Feb. 19, 2003

        Drook said, "We recognize the significant challenges before the Company, and we are taking action to address them. Our focus is squarely on getting NorthWestern back on sure financial footing. We have a solid platform for future growth in our core utility business, but it is absolutely essential that we move aggressively to maximize the value of our noncore assets and take other necessary steps to reduce debt."

        As part of its turnaround plan, NorthWestern said it does not intend to make any additional material investments in, or commitments to, Expanets and Blue Dot while it examines strategic alternatives for the two businesses. In that light, the Company reported that it has identified 11 underperforming Blue Dot locations for sale or closure in order to further support financial self-sufficiency for Blue Dot. These business locations are expected to be sold or closed by mid-2003. Following the disposition of the 11 locations, Blue Dot will operate approximately 45 locations.

        As previously announced, NorthWestern has closed and received funds from a $390 million senior secured credit facility, the proceeds of which were used to repay the Company's existing $280 million working capital facility and provide ongoing liquidity to the Company. In addition, NorthWestern said that it is targeting cuts in corporate overhead and has enhanced the Company's daily management of cash disbursements. Together, these steps will strengthen the Company's liquidity position.

        NorthWestern said that it currently has more than $100 million in cash on hand and intends to maintain that level of cash going forward. In view of the fact that NorthWestern does not face any significant debt maturities until 2005, the Company believes that it has sufficient liquidity for ongoing operations. In addition, the Company's new $390 million credit facility does not include any adverse rating triggers, and its covenants are linked to the performance of the Company's core utility operations and exclude its nonregulated businesses.

Update on Projected Charges in 2002

        As announced on Dec. 13, 2002, NorthWestern is completing its review of the value of intangible assets of Expanets and Blue Dot under SFAS Nos. 142 and 144 as part of its year-end audit. On Nov. 7, 2002, NorthWestern reiterated that it wrote down the value of its investment and financial arrangements in the discontinued operations of CornerStone Propane.

        The Company also announced on Dec. 13, 2002, that it is evaluating the adequacy of reserves at Expanets for the collection of accounts receivable and billing adjustments related to previously disclosed billing lapses and data conversion issues in customer accounts stemming from the implementation of Expanets' enterprise software platform.

        NorthWestern said that as a result of these steps, it expects to report a total of approximately $700 million in primarily noncash charges in its 2002 results.

        The Company expects to release its fourth quarter and full-year 2002 results in March. The expected charges break down as follows:

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  Noncash goodwill and intangible asset impairment charges of approximately $280 million for Blue Dot and $245 million for Expanets.

NorthWestern Corporation Outlines Turnaround Plan
Feb. 19, 2003

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  Previously recorded noncash charges of $101 million to write down the Company's investment, financial arrangements and operating losses in the discontinued operations of CornerStone Propane.

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  Previously announced increase of Expanets' reserves by more than $50 million for accounts receivable and billing adjustments stemming from implementation of Expanets' enterprise software system.

Focus on Debt Reduction and Suspension of Common Stock Dividend

        The Company said that one of its primary goals in its turnaround initiative is the substantial reduction of debt. Currently, NorthWestern has approximately $2.2 billion in debt and trust preferred instruments. As it develops strategies related to its noncore assets, NorthWestern said that proceeds from any asset sales would be utilized primarily to reduce its debt burden.

        In keeping with the debt reduction focus, NorthWestern's Board of Directors suspended its common stock dividend in order to utilize the cash to pay down debt. NorthWestern said that future dividend obligations will be evaluated on an ongoing basis as part of the Company's commitment to restoring its long-term financial strength.

        Drook said, "The Board recognizes the importance of dividends to our common shareholders. However, we have made the determination that the long-term interests of our shareholders are best served by implementing our turnaround plan and by reducing the Company's debt burden. The $48 million per year that will now be available for debt reduction as a result of the suspension of the dividend is a critical component of our debt pay-down plan. Over the coming months, we will continue to examine strategies to strengthen our balance sheet, and the Board will evaluate the resumption of dividend payments on the common stock when the financial strength of the Company is restored. Through the successful execution of these strategies, we are targeting the reduction of at least $200 million in debt within the next 12 months."

Strengthened Management

        Drook said that John C. van Roden, Jr. has joined the Company as Senior Vice President. van Roden's primary responsibilities will be to lead the Company's efforts to optimize the use of ongoing cash flows, identify and execute on opportunities to generate cash from nonstrategic assets, and oversee the ongoing assessment of the financial impact to the Company of its various operational and strategic alternatives.

        Previously, van Roden served as senior vice president and chief financial officer of Conectiv, a FORTUNE 500 energy company. While at Conectiv, van Roden was responsible for maximizing the value of that company's underperforming telecommunications and HVAC businesses. Prior to working for Conectiv, van Roden was senior vice president and chief financial officer of Lukens Inc., a specialty steel maker. van Roden holds a Bachelor of Arts degree in economics from Denison University and a Master of Business Administration degree from Drexel University.

        "John has served in top positions in two FORTUNE 500 companies and has an established leadership track record, as well as the strong financial knowledge to be a very effective partner

NorthWestern Corporation Outlines Turnaround Plan
Feb. 19, 2003

in turning this Company around. I believe his solid experience both in our sector and in solving problems in underperforming businesses, combined with his focus on solid financial controls and individual accountability, make John a tremendous addition to the NorthWestern team," said Drook.

        To assist management in developing strategies related to its noncore assets, NorthWestern has retained the financial consultancy and turnaround specialist AlixPartners, LLC to lead the effort to maximize value from the noncore assets as well as assist management in developing strategies to reduce costs, improve performance, improve cash flow and reduce debt. The Company said it would also retain a financial advisor to assess opportunities to sell its noncore businesses.

Focus on Core Utility Business

        NorthWestern said that going forward, it will focus its strategic direction on its core electric and natural gas utility business. The utility business is expected to meet previously announced financial projections for full-year 2002, which excludes January 2002 results from the acquired Montana utility operations. NorthWestern's utility business expects to show improved performance in 2003 through continuing integration efforts and the benefit of full-year results from the Montana operations.

        "Our core utility business continues to perform well, and we will ensure that it continues to have the resources it needs to succeed. In our 80th year as one of the largest utility operations in the Upper Midwest and Northwest, NorthWestern remains committed to meeting the needs of our customers by maintaining affordable rates and award-winning reliability and customer service," said Drook.

About NorthWestern

        NorthWestern Corporation is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 595,000 customers in Montana, South Dakota and Nebraska. NorthWestern also has investments in Expanets Inc., one of the largest providers of communications solutions to mid-sized businesses; and Blue Dot Services Inc., a provider of heating, ventilation and air conditioning services to residential and commercial customers.

Forward-Looking Statements

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: All statements contained herein, as well as statements made in press releases and oral statements that may be made by us or by officers, directors or employees acting on our behalf, that are not statements of historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Among the factors that could cause our actual results or outcomes to differ materially are: the adverse impact of weather conditions and seasonal fluctuations; unscheduled generation outages, maintenance or repairs; unanticipated changes to fuel supply costs or availability due to higher demand, shortages, transportation problems or

NorthWestern Corporation Outlines Turnaround Plan
Feb. 19, 2003

other developments; developments in the federal and state regulatory environment and the terms associated with obtaining regulatory approvals and rate orders; costs associated with environmental liabilities and compliance with environmental laws; the rate of growth and economic conditions in our service territories and those of our subsidiaries; the speed and degree to which competition enters the industries and markets in which our businesses operate; the timing and extent of changes in interest rates and fluctuations in energy-related commodity prices; risks associated with acquisitions, transition and integration of acquired companies, including the transmission and distribution business of the former Montana Power Company and the Growing and Emerging Markets Division of Lucent Technologies, Inc., and the implementation of information systems and realization of efficiencies in excess of any related restructuring charges; a lack of minority interest basis, which requires us to recognize an increased share of operating losses at certain of our subsidiaries; our ability to recover transition costs; disallowance by the Montana Public Service Commission of the recovery of the costs incurred in entering into our default supply portfolio contracts while we are required to act as the "default supplier;" disruptions and adverse effects in the capital markets due to the changing economic environment; the impact of war, hostilities or terrorist actions; our credit ratings with Moody's, Standard & Poor's and Fitch; potential delays in financings or Securities and Exchange Commission filings because we changed auditors; our substantial indebtedness, which could limit our operating flexibility and ability to borrow additional funds; our ability to obtain additional capital to refinance our indebtedness that is scheduled to mature and for working capital purposes; our ability to identify and successfully complete proposed asset divestitures; changes in customer usage patterns and preferences; possible future actions and developments of CornerStone Propane Partners L.P., Expanets, Inc. and Blue Dot Services, Inc.; and other factors identified from time to time in our filings with the SEC. This news release should be read in conjunction with our Annual Report on Form 10-K for 2001, as amended, and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which can be located at www.sec.gov or requested from the Company.

        Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.

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Contact:
Investors/Media
Roger Schrum
605-978-2848
roger.schrum@northwestern.com

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  EXHIBIT 99.1